Exhibit 99.1

News Release | For Distribution

Zix Corporation New Sales up 31 Percent Year to Date

Company expects full-year revenue and EPS to be at high end of guidance range

Backlog at an all-time high of $57 million

DALLAS — Oct. 23, 2012 — Zix Corporation (NASDAQ: ZIXI), the leader in email encryption services, today announced financial results for the third quarter ended Sept. 30, 2012.

Third Quarter 2012 Financial Highlights

•	Third quarter new first year orders of $2.6 million, including a one-time catch up of approximately $300,000

•	New first year orders for the nine months ended Sept. 30, 2012, were $6.8 million compared to $5.2 million for the same period last year, representing 31.0% year-over-year growth

•	Third quarter revenue of $11.0 million, an increase of 15.3%, year-over-year, the Company’s 15th consecutive quarterly record in revenue

•	Third quarter GAAP net income of $0.03 per share, a decrease of 18.9%, year-over-year (1)

•	Third quarter Non-GAAP net income of $0.04 per share, an increase of 3.6%, year-over-year (1)

•	The Company generated approximately $4.6 million in cash flow from operations, a decrease of $0.1 million, year-over-year

•	Cash and cash equivalents totaled $23.0 million, an increase of $4.2 million compared to the June 30, 2012, ending cash balance

“We are pleased with our new first year order performance over the last two quarters reflecting our product leadership, channel expansion and increasing demand in the marketplace. The positive results to date have us well-positioned to achieve our full-year goals,” said Rick Spurr, ZixCorp’s Chairman and Chief Executive Officer.

Third Quarter 2012 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share and % data	Q3 2012	Q3 2011	% or $ Change (1)
Revenue	$11.0	$9.6	15.3%
GAAP Gross Profit	$9.1	$7.8	17.6%
GAAP Net Income	$1.9	$2.6	(24.4)%
GAAP Net Income Per Share – Diluted	$0.03	$0.04	(18.9)%
Non-GAAP Adjusted Gross Profit(2)	$9.2	$7.8	17.8%
Non-GAAP Adjusted Net Income (2)	$2.7	$2.8	(3.4)%
Non-GAAP Adjusted Net Income Per Share-Diluted (2)	$0.04	$0.04	3.6%
Adjusted EBITDA (2) (3)	$3.1	$3.2	(3.6)%
Adjusted EBITDA Margin (2) (3)	28.2%	33.7%	(5.5	)pt
New First Year Orders	$2.6	$1.6	57.6%
Total Orders	$12.7	$9.7	30.7%
Bookings Backlog (4)	$57.0	$52.6	8.4%

(1)	Changes are based on actuals versus numbers shown in the columns which may reflect rounding
(2)	A reconciliation of GAAP to Non-GAAP adjusted results is attached to this press release and is available on our investor relations Web site at http://investor.zixcorp.com
(3)	Adjusted earnings before interest, taxes, depreciation and amortization
(4)	Service contract commitments that represent future revenue to be recognized as the services are provided

Business Highlights

•

ZixCorp enhanced its partner program with upgraded marketing and sales support and improved program infrastructure. Program changes were implemented to maximize channel growth and continue to recruit qualified value added resellers while assisting partners in lead generation and accelerating the sales cycle.

•

Growing at approximately 100,000 members per week, ZixDirectory® increased its membership to 33 million. ZixDirectory continues to be the largest email encryption community in the world and demonstrates the growing strength of ZixCorp’s unique email encryption approach.

Outlook

For the fourth quarter 2012, the Company forecasts revenue to be between $11.2 million and $11.5 million and fully diluted adjusted earnings per share to be $0.03. Based on that fourth quarter guidance, the Company expects to be at or near the high end of the Company’s previous revenue guidance of $42 million to $43 million for the full year 2012. The Company now expects Non-GAAP adjusted earnings per share of $0.17 for the full year, tightening its guidance toward the high end of its most recent forecast.

Conference Call Information

The Company will discuss its financial results and outlook on a conference call on Tuesday, Oct. 23, 2012, at 5 p.m. ET. A live webcast of the conference call will be available on our investor relations Web site at http://investor.zixcorp.com. Alternatively, participants can access the conference call by dialing 1-800-688-0836 (U.S. toll-free) or 1-617-614-4072 (international) at least 15 minutes before the call and entering access code 41074246. An audio replay of the conference will be available until Oct. 31, 2012, by dialing 1-888-286-8010 (U.S. toll-free) or 1-617-801-6888 (international) and entering the access code 70887357. An archive for the webcast will also be available on the ZixCorp investor relations Web site.

About Zix Corporation

Zix Corporation (ZixCorp) provides the only email encryption services designed with your most important relationships in mind. Many of the most influential companies and government organizations use the proven ZixCorp® Email Encryption Services, including WellPoint, the SEC, and more than 1,500 hospitals and 1,800 financial institutions. ZixCorp Email Encryption Services are powered by ZixDirectory®, the largest email encryption community in the world. The tens of millions of ZixDirectory members can feel secure knowing their most important relationships are protected. For more information, visit www.zixcorp.com.

SOURCE Zix Corporation

Contacts

ZixCorp Investor Relations: Charles Messman (323) 468-2300, zixi@mkr-group.com

Public Relations: Taylor Stansbury (214) 370-2134, tstansbury@zixcorp.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of revenue or earnings or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-

looking statements. All forward-looking statements are based upon information available to ZixCorp on the date this release was issued. ZixCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to how privacy and data security law mandates may affect demand for email encryption and ZixCorp’s ability to obtain and retain customers and grow revenues. ZixCorp may not succeed in addressing these and other risks. Further information regarding factors that could affect ZixCorp financial and other results can be found in the risk factors section of ZixCorp’s most recent filing on Form 10-K with the Securities and Exchange Commission.

ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,
	2012	December 31,
	(unaudited)	2011
ASSETS
Current assets:
Cash and cash equivalents	$23,031,000	$20,680,000
Receivables, net	1,156,000	704,000
Prepaid and other current assets	1,233,000	1,422,000
Deferred tax assets	1,490,000	1,551,000

Total current assets	26,910,000	24,357,000
Property and equipment, net	2,275,000	2,228,000
Goodwill	2,161,000	2,161,000
Deferred tax assets	48,785,000	48,806,000
Other assets	—	—

Total assets	$80,131,000	$77,552,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,273,000	$2,292,000
Deferred revenue	19,193,000	16,568,000

Total current liabilities	22,466,000	18,860,000
Long-term liabilities:	—	—
Deferred revenue	690,000	795,000
Deferred rent	93,000	140,000

Total long-term liabilities	783,000	935,000

Total liabilities	23,249,000	19,795,000
Total stockholders’ equity	56,882,000	57,757,000

Total liabilities and stockholders’ equity	$80,131,000	$77,552,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues	$11,023,000	$9,558,000	$31,667,000	$28,260,000

Cost of revenues	1,887,000	1,789,000	5,554,000	5,362,000

Gross profit	9,136,000	7,769,000	26,113,000	22,898,000
Operating expenses:
Research and development	2,046,000	1,343,000	4,988,000	3,948,000
Selling, general and administrative	5,020,000	3,754,000	13,720,000	11,310,000

Total operating expenses	7,066,000	5,097,000	18,708,000	15,258,000

Operating income	2,070,000	2,672,000	7,405,000	7,640,000
Operating margin	19%	28%	23%	27%

Other income, net	6,000	18,000	16,000	79,000

Income before income taxes	2,076,000	2,690,000	7,421,000	7,719,000
Income tax (expense) benefit	(133,000)	(119,000)	(409,000)	(132,000)

Net income	$1,943,000	$2,571,000	$7,012,000	$7,587,000

Basic income per common share:	$0.03	$0.04	$0.11	$0.12

Diluted income per common share:	$0.03	$0.04	$0.11	$0.11

Shares used in per share calculation—basic	60,896,042	64,140,926	61,671,214	65,499,763

Shares used in per share calculation—diluted	61,472,352	65,927,794	62,316,809	67,727,404

Note: EPS totals off due to rounding

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Operating activities:
Net income	$7,012,000	$7,587,000
Non-cash items in net income	1,874,000	1,436,000
Changes in operating assets and liabilities	3,206,000	1,638,000

Net cash provided by operating activities	12,092,000	10,661,000

Investing activities:
Purchases of property and equipment	(1,049,000)	(1,103,000)
(Purchase) sale of commercial paper	—	(2,290,000)

Net cash used in investing activities	(1,049,000)	(3,393,000)

Financing activities:
Proceeds from exercise of stock options	308,000	1,778,000
Proceeds from exercise of warrants	—	1,259,000
Payment of license subscription note payable	—	(186,000)
Purchase of Treasury Stock	(9,000,000)	(15,000,000)

Net cash used in financing activities	(8,692,000)	(12,149,000)

Decrease in cash and cash equivalents	2,351,000	(4,881,000)
Cash and cash equivalents, beginning of period	20,680,000	24,619,000

Cash and cash equivalents, end of period	$23,031,000	$19,738,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Three Months Ended		Nine Months Ended
			September 30,		September 30,
			2012	2011	2012	2011
Revenue:
GAAP revenue			$11,023,000	$9,558,000	$31,667,000	$28,260,000

Gross profit:
GAAP gross profit			$9,136,000	$7,769,000	$26,113,000	$22,898,000
Stock-based compensation charges (1)	(A	)	38,000	21,000	94,000	45,000

Non-GAAP adjusted gross profit			$9,174,000	$7,790,000	$26,207,000	$22,943,000

Operating income:
GAAP operating income			$2,070,000	$2,672,000	$7,405,000	$7,640,000
Stock-based compensation charges (1)	(A	)	340,000	196,000	805,000	413,000
Non-recurring litigation costs (2)	(B	)	362,000	—	698,000	—

Non-GAAP adjusted operating income			$2,772,000	$2,868,000	$8,908,000	$8,053,000

			25.1%	30.0%	28.1%	28.5%
Net income:
GAAP net income			$1,943,000	$2,571,000	$7,012,000	$7,587,000
Stock-based compensation charges (1)	(A	)	340,000	196,000	805,000	413,000
Non-recurring litigation costs (2)	(B	)	362,000	—	698,000	—
Income tax impact	(C	)	28,000	—	82,000	4,000

Non-GAAP adjusted net income			$2,673,000	$2,767,000	$8,597,000	$8,004,000

Diluted net income per common share:
GAAP net income			$0.03	$0.04	$0.11	$0.11
Adjustments per share	(A-C	)	$0.01	$0.00	$0.03	$0.01

Non-GAAP adjusted net income			$0.04	$0.04	$0.14	$0.12

Shares used to compute Non-GAAP adjusted net income per share—diluted			61,472,352	65,927,794	62,316,809	67,727,404

Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(D	)
Net income			$1,943,000	$2,571,000	$7,012,000	$7,587,000
Income tax provision			133,000	119,000	409,000	132,000
Interest expense			—	(10,000)	1,000	(3,000)
Depreciation expense			329,000	348,000	988,000	1,020,000

EBITDA			2,405,000	3,028,000	8,410,000	8,736,000
Adjustments:
Share-based compensation expense	(A	)	340,000	196,000	805,000	413,000
Non-recurring litigation costs	(B	)	362,000	—	698,000	—

Adjusted EBITDA			$3,107,000	$3,224,000	$9,913,000	$9,149,000

Adjusted EBITDA margin			28.2%	33.7%	31.3%	32.4%
(1) Stock-based compensation charges are included as follows:
Cost of revenues			$38,000	$21,000	$94,000	$45,000
Research and development			44,000	20,000	91,000	47,000
Selling, general and administrative			258,000	155,000	620,000	321,000

			$340,000	$196,000	$805,000	$413,000

(2) Non-recurring litigation costs are included as follows:
Cost of revenues			—	—	—	—
Selling, general and administrative			362,000	—	698,000	—

			$362,000	$—	$698,000	$—

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (A) through (D) on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Gross profit, Operating income, Net income, Net income per share—diluted, and EBITDA for non-cash stock-based compensation expense, and non-recurring litigation expense to derive Non-GAAP adjusted Gross profit, adjusted Operating income, adjusted Net income, adjusted Net income per share—diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share—diluted and EBITDA.

We do not provide a reconciliation of forward-looking adjusted Non-GAAP earnings per share to GAAP earnings per share. Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude non-recurring items that impact our ongoing business. See items (A) through (C) below for further information on the current quarter’s reconciling items.

Items (A) through (D) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income per share—diluted” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (D).

(A) Non-cash stock-based compensation charges relating to stock option grants awarded to employees and third-party service providers and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Non-recurring litigation costs. See item (2) on previous page for breakdown of non-recurring litigation costs. The Company’s management excludes these costs when evaluating the ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) The Non-GAAP adjustment to the tax provision represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(D) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation and non-recurring litigation expenses.